FOR IMMEDIATE RELEASE

CONTACTS:
JAMES G. RAKES, CHAIRMAN, PRESIDENT & CEO
(540) 951-6236   jrakes@nbbank.com
DAVID K. SKEENS, TREASURER & CFO
(540) 951-6347   dskeens@nbbank.com

NATIONAL BANKSHARES, INC. REPORTS
HIGHER FIRST HALF EARNINGS

BLACKSBURG, VA, July 19, 2012:  Today, National Bankshares, Inc. (NASDAQ Capital Market: NKSH) announced net income of over $4.34 million for the quarter ended June 30, 2012.  Net income was approaching $8.77 million through June 30, 2012, or nearly 6.42%, above the total reported for the first half of 2011.  Basic earnings per share were $1.26, which compares with $1.19 for the first six months last year.  The return on average assets for the first half of 2012 was 1.64%, and it was 1.63% for the six months ended June 30, 2011.  The return on average equity was 12.15% and 12.48% for the same two periods.  At June 30, 2012, the Company had total assets of almost $1.09 billion, an increase of 5.16% over the end of the first half of 2011 and up slightly from total assets of $1.07 billion at year-end.

National Bankshares’ Chairman, President & CEO James G. Rakes commented, “While we expect the second half of 2012 to remain challenging due to economic factors, low rates and regulatory headwinds, we are poised to expand our lending activity as local economic conditions improve.  We are working to deliver the best services and products we can to our customers, manage expense growth prudently and focus on asset quality.”

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc.  National Bank is a community bank operating from 25 offices throughout Southwest Virginia.  National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area.  The Company’s stock is traded on the NASDAQ Capital Market under the symbol “NKSH.”  Additional information is available at www.nationalbankshares.com.

Forward-Looking Statements
Certain statements in this press release may be “forward-looking statements.”  Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties.  Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements.  Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology.  The Company does not update any forward-looking statements that it may make.

National Bankshares, Inc. and Subsidiaries
Consolidated Balance Sheet
(Unaudited)

($ in thousands, except for per share data)	June 30, 2012	June 30, 2011	December 31, 2011
Assets
Cash and due from banks	$13,140	$13,113	$11,897
Interest-bearing deposits	105,102	54,768	98,355
Federal funds sold	---	---	---
Securities available for sale	189,768	190,674	174,918
Securities held to maturity	146,451	136,399	143,995
Total securities	336,219	327,073	318,913
Mortgage loans held for sale	1,395	248	2,623
Loans:
Loans, net of unearned income and deferred fees	586,223	593,572	588,470
Less: allowance for loan losses	(8,168)	(8,494)	(8,068)
Loans, net	578,055	585,078	580,402
Bank premises and equipment, net	10,618	10,232	10,393
Accrued interest receivable	6,273	6,255	6,304
Other real estate owned	871	1,855	1,489
Intangible assets	9,918	11,001	10,460
Bank-owned life insurance	20,170	17,580	19,812
Other assets	6,507	7,654	6,454
Total assets	$1,088,268	$1,034,857	$1,067,102

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$146,899	$136,041	$142,163
Interest-bearing demand deposits	423,272	384,329	404,801
Savings deposits	65,398	59,909	61,298
Time deposits	299,869	311,908	311,071
Total deposits	935,438	892,187	919,333
Other borrowed funds	---	---	---
Accrued interest payable	173	237	206
Other liabilities	5,970	6,125	6,264
Total liabilities	941,581	898,549	925,803

Stockholders' Equity
Preferred stock of no par value. Authorized 5,000,000 shares; none issued and outstanding	---	---	---
Common stock of $1.25 par value. Authorized 10,000,000 shares; issued and outstanding 6,939,974 shares at June 30, 2012, 6,937,974 at June 30, 2011 and 6,939,974 at December 31, 2011	8,675	8,672	8,675
Retained earnings	139,036	128,129	133,945
Accumulated other comprehensive loss	(1,024)	(493)	(1,321)
Total stockholders' equity	146,687	136,308	141,299
Total liabilities and stockholders' equity	$1,088,268	$1,034,857	$1,067,102

National Bankshares, Inc. and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
($ in thousands, except for per share data)
Interest Income
Interest and fees on loans	$8,753	$9,107	$17,631	$18,202
Interest on federal funds	---	---	---	---
Interest on interest-bearing deposits	56	35	127	67
Interest on securities - taxable	1,782	1,713	3,371	3,375
Interest on securities - nontaxable	1,591	1,620	3,167	3,296
Total interest income	12,182	12,475	24,296	24,940

Interest Expense
Interest on time deposits of $100,000 or more	391	505	816	1,066
Interest on other deposits	1,627	1,841	3,319	3,659
Interest on borrowed funds	---	---	---	---
Total interest expense	2,018	2,346	4,135	4,725
Net interest income	10,164	10,129	20,161	20,215
Provision for loan losses	1,104	753	1,776	1,553
Net interest income after provision for loan losses	9,060	9,376	18,385	18,662

Noninterest Income
Service charges on deposit accounts	651	648	1,282	1,260
Other service charges and fees	41	59	90	117
Credit card fees	840	827	1,634	1,560
Trust income	440	307	766	553
Bank-owned life insurance	200	186	400	370
Other income	112	77	211	168
Realized securities gains (losses), net	(1)	(14)	52	(4)
Total noninterest income	2,283	2,090	4,435	4,024

Noninterest Expense
Salaries and employee benefits	2,954	2,823	5,910	5,727
Occupancy and furniture and fixtures	397	435	794	858
Data processing and ATM	424	429	816	873
FDIC assessment	101	350	210	696
Credit card processing	638	646	1,210	1,232
Intangibles and goodwill amortization	271	271	542	542
Net costs of other real estate owned	103	95	151	229
Franchise taxes	226	215	388	457
Other operating expenses	617	761	1,421	1,495
Total noninterest expense	5,731	6,025	11,442	12,109
Income before income tax expense	5,612	5,441	11,378	10,577
Income tax expense	1,272	1,225	2,609	2,337
Net income	$4,340	$4,216	$8,769	$8,240

Basic net income per share	$0.63	$0.61	$1.26	$1.19
Fully diluted net income per share	$0.62	$0.61	$1.26	$1.19
Weighted average outstanding number of common shares
Basic	6,939,974	6,936,501	6,939,974	6,935,148
Diluted	6,957,445	6,946,852	6,956,041	6,952,159
Dividends declared per share	$0.53	$0.48	$0.53	$0.48
Dividend payout ratio	---	---	41.94	40.40
Book value per share	$21.14	$19.65	$21.14	$19.65

National Bankshares, Inc. and Subsidiaries
Consolidated Statements of Comprehensive Income
(Unaudited)

	Three Months Ended
($ in thousands, except for per share data)	June 30, 2012	June 30, 2011
Net Income	$4,340	$4,216

Other Comprehensive Income, net of tax
Unrealized holding gains on available for sale securities net of deferred taxes of $662 and $925	1,229	1,718
Reclassification adjustment, net of income taxes of $2 and $7	4	12
Other comprehensive income, net of tax of $664 and $932	$1,233	$1,730
Total Comprehensive Income	$5,573	$5,946

	Six Months Ended
($ in thousands, except for per share data)	June 30, 2012	June 30, 2011
Net Income	$8,769	$8,240

Other Comprehensive Income, net of tax
Unrealized holding gains on available for sale securities net of deferred taxes of $173 and $1,153	322	2,141
Reclassification adjustment, net of income taxes of $(13) and $4	(25)	7
Other comprehensive income, net of tax of $160 and $1,157	$297	$2,148
Total Comprehensive Income	$9,066	$10,388

Key Ratios and Other Data
(Unaudited)

	Three Months Ended		Six Months Ended
Average Balances	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Cash and due from banks	$12,121	$12,290	$12,169	$11,857
Interest-bearing deposits	88,152	59,465	99,352	56,792
Securities available for sale	202,783	188,590	189,004	188,044
Securities held to maturity	142,123	132,613	141,433	132,469
Mortgage loans held for sale	1,264	512	1,238	603
Gross loans	586,120	588,145	585,600	586,801
Loans, net	576,996	578,824	576,290	577,723
Intangible assets	10,073	11,157	10,209	11,292
Total assets	1,076,975	1,027,361	1,072,910	1,022,196
Total deposits	923,982	885,295	921,187	881,319
Other borrowings	---	---	---	---
Stockholders' equity	146,625	135,159	145,113	133,182
Interest-earning assets	1,015,458	967,328	1,011,703	963,343
Interest-bearing liabilities	782,875	750,735	781,840	749,182

Financial ratios
Return on average assets	1.62%	1.65%	1.64%	1.63%
Return on average equity	11.90%	12.51%	12.15%	12.48%
Net interest margin	4.40%	4.59%	4.39%	4.64%
Net interest income - fully taxable equivalent	$11,119	$11,080	$22,059	$22,146
Efficiency ratio	42.76%	45.70%	43.19%	46.27%
Average equity to average assets	13.61%	13.16%	13.53%	13.03%

Allowance for loan losses
Beginning balance	$8,063	$8,245	$8,068	$6,926
Provision for losses	1,104	753	1,776	1,499
Charge-offs	(1,033)	(517)	(1,733)	(971)
Recoveries	34	13	57	99
Ending balance	$8,168	$8,494	$8,168	$7,553

Asset Quality Data
(Unaudited)

Nonperforming assets	June 30, 2012	June 30, 2011
Nonaccrual loans	$3,627	$1,819
Nonaccrual restructured loans	3,763	5,030
Total nonperforming loans	7,390	6,849
Other real estate owned	871	1,855
Total nonperforming assets	$8,261	$8,704
Accruing restructured loans	$2,035	$780
Loans 90 days or more past due	$242	$572

Asset quality ratios
Nonperforming assets to loans net of unearned income and deferred fees, plus other real estate owned	1.41%	1.46%
Allowance for loan losses to total loans	1.39%	1.43%
Allowance for loan losses to nonperforming loans	110.53%	124.02%
Loans past due 90 days or more to loans net of unearned income and deferred fees	0.04%	0.10%